Exhibit 99.A
News
El Paso Corporation Reports Substantial Increase in Third Quarter Earnings
HOUSTON, TEXAS, November 6, 2006—El Paso Corporation (NYSE:EP) is providing today third quarter 2006 financial and operational results for the company.
Highlights:
•	$0.18 earnings per fully diluted share from continuing operations versus a loss of $0.50 in 2005

•	$2,002-million cash flow from continuing operations for first nine months

•	$3.1-billion reduction in gross debt through September 30

•	Pipelines deliver outstanding results

•	E&P drilling continued 99-percent success rate through September 30

•	Third consecutive quarter of production growth

•	Completed exit of domestic power business
“El Paso’s results reflect continued progress towards our 2006 goals,” said Doug Foshee, El Paso’s president and chief executive officer. “Our pipelines delivered another outstanding quarter while our E&P business had its third consecutive quarter of production growth and continued its 99-percent drilling success rate. Over the past few months, we have reached some important milestones—the completion of our exit from the domestic power business, the restructuring of our bank facilities at favorable terms, and the resolution of shareholder litigation. These accomplishments position the company well for the future and further El Paso’s position as one of North America’s leading energy companies.”
Third Quarter Financial Results
For the three months ended September 30, 2006, El Paso reported net income available to common stockholders of $126 million, or $0.18 per diluted share, compared with a net loss of $321 million, or $0.50 per diluted share, for the same period in 2005. Results for 2006 include $48 million ($0.04 per diluted share) of pre-tax, non-cash, mark-to-market (MTM) gains on derivatives intended to hedge the price risk of natural gas and oil production net of third quarter settlements. Third quarter 2006 results also include the following:

($ in millions)	Pre-tax	After-tax(1)
MTM on production basis hedges (E&P other revenues)_	(45)	(29)
MCV sale—MTM impact (trade book)	(133)	(85)
Revolver debt restructuring charge	(17)	(11)
Resolution of tax matters	—	105

(1)	Assumes 36 percent tax rate

With regards to the table above, the $45-million, MTM loss is on derivatives used to hedge basis risk on E&P production volumes. The MTM loss of approximately $133 million in Marketing & Trading is associated with the sale of El Paso’s interest in Midland Cogeneration Venture (MCV). The $17-million charge is associated with the previously announced restructuring of El Paso’s bank facilities, and $105 million of net tax benefits were realized primarily as a result of concluding IRS audits through 2002.
During the same period in 2005, price risk management derivatives generated a $382-million, MTM loss, net of third quarter settlements partially offset by a $45-million, MTM gain on the Cordova tolling agreement. Results in 2005 were also impacted by a $159-million loss associated with MCV’s impairment of its power plant and $31 million of losses related to a contract buyout and asset disposition in Field Services, partially offset by a $109-million gain on the sale of the company’s interest in a power plant in Korea.
For the nine months ended September 30, 2006, El Paso reported net income available to common stockholders of $613 million, or $0.87 per diluted share, compared with a net loss of $461 million, or $0.72 per diluted share, for the first nine months of 2005. Results for 2006 include $234 million ($0.20 per diluted share) of pre-tax, non-cash, MTM, gains on derivatives intended to hedge the price risk of natural gas and oil production net of year-to-date settlements. Nine month results also include a $40-million, MTM loss on derivatives used to hedge basis risk on E&P production volumes, a MTM loss of approximately $133 million in Marketing & Trading associated with the sale of El Paso’s interest in MCV, a $17-million charge associated with the restructuring of El Paso’s bank facilities, and $163 million of net tax benefits realized primarily as a result of concluding IRS audits through 2002.
During the same period in 2005, price risk management derivatives generated a $500-million, MTM loss net of year-to-date settlements. In addition, results for the first nine months of 2005 were impacted by $35 million of net losses on the sale of assets and investments, driven primarily by a $159-million loss associated with MCV’s impairment of its power plant offset by a $109-million gain on the sale of the company’s interest in a power plant in Korea. Also, 2005 results were impacted by a $59-million charge for the early payoff of the western energy settlement, $30 million of restructuring costs, and $28 million of losses related to a contract buyout in Field Services.

A summary of financial results for the three months ended September 30, 2006 and 2005 are as follows:
Financial Results

	Three Months Ended
	September 30,
($ in millions, except per-share amounts)	2006	2005
Earnings before interest and taxes (EBIT)
Pipelines	$305	$272
Exploration and Production	141	169
Marketing and Trading	(108)	(398)
Power	38	(46)
Field Services (1)	—	(22)
Corporate	(17)	(67)

Total	$359	$(92)

Income (loss) from continuing operations	$135	$(293)
Discontinued operations, net of income taxes	—	(19)

Net income (loss)	135	(312)
Preferred stock dividends	9	9

Net income (loss) available to common stockholders	$126	$(321)

(1)	El Paso completed its exit from the midstream business in 2005.

	Three Months Ended
	September 30,
	2006	2005
Earnings (loss) per common share
Basic
Income (loss) from continuing operations	$0.18	$(0.47)
Discontinued operations	—	(0.03)

Net income (loss)	$0.18	$(0.50)

Diluted
Income (loss) from continuing operations	$0.18	$(0.47)
Discontinued operations	—	(0.03)

Net income (loss)	$0.18	$(0.50)

In the first nine months of 2006, the company generated cash flow from continuing operations of $2,002 million, invested $1,639 million of capital, and paid $108 million in dividends.
At September 30, 2006, El Paso’s debt, net of cash, was $14.4 billion, a $1.7-billion reduction from December 31, 2005. Gross debt was at $15.2 billion on September 30, 2006, a $3.1-billion reduction from year end. December 31, 2005 debt amounts include $225 million of Macae project debt included in liabilities related to discontinued operations that was repaid in the second quarter of 2006 upon the sale of the Macae power plant. During the first nine months of 2006, El Paso closed $893 million of asset sales as a part of its debt-reduction program. Since September 30, 2006, approximately $90 million of asset sales have closed, and approximately $100 million are in various stages of completion.
Business Unit Financial Update
Pipelines
The Pipelines segment’s reported EBIT for the three months ended September 30, 2006 was $305 million, compared with $272 million for the same period in 2005. The increase is primarily due to the expiration of discounted rates to certain El Paso Natural Gas (EPNG) customers; the implementation of new rates at EPNG; increased revenues from sales of additional firm capacity and various interruptible services and higher realized rates on several of El Paso’s pipelines; and the contribution of pipeline expansion projects, including the Cheyenne Plains pipeline expansion, the Piceance Basin expansion on the Wyoming Interstate Company system, and the Elba Island LNG terminal expansion. Offsetting these positive factors were $9 million of hurricane repair costs that will not be fully reimbursed by insurance.

	Three Months Ended
Pipelines Results	September 30,
($ in millions)	2006	2005
EBIT	$305	$272
DD&A	$114	$108

Total throughput (BBtu/d)[1]	22,375	20,900

[1]	Includes proportionate share of jointly owned pipelines

Exploration and Production
The Exploration and Production segment’s EBIT for the three months ended September 30, 2006 was $141 million, compared with $169 million for the same period in 2005. As previously mentioned, third quarter 2006 results include a $45-million, MTM loss on derivatives used to hedge basis risk on E&P production volumes.
Third quarter 2006 consolidated production volumes averaged 744 million cubic feet equivalent per day (MMcfe/d), excluding unconsolidated affiliate volumes of 66 MMcfe/d. This compares with 736 MMcfe/d, excluding unconsolidated affiliate volumes of 23 MMcfe/d, for the same period in 2005. This represents production growth of 3 percent more than the second quarter 2006 and 7 percent more than the third quarter 2005 (including unconsolidated affiliated volumes). El Paso expects continued production growth in the fourth quarter of 2006.
Average daily equivalent production volumes in the third quarter of 2006 were negatively impacted by approximately 7 MMcfe/d of continued shut-in production volumes as a result of last year’s hurricanes. For the full year, these shut-ins and greater-than-expected delays in bringing on Gulf of Mexico production have reduced the company’s average annual production by approximately 25 MMcfe/d. In the third quarter, El Paso experienced delays in achieving initial production on certain wells in the Gulf of Mexico and South Louisiana and slower-than-planned ramp up from two new rigs in East Texas. As a result, El Paso expects its 2006 average production will be between 790 to 800 MMcfe/d (including unconsolidated affiliate volumes).
El Paso’s 2006 drilling program continues to deliver solid results. For the first nine months of the year, it has achieved a 99-percent success rate with only three dry holes among 374 gross wells drilled through September 30.
The realized price for natural gas (before transportation costs) during the three months ended September 30, 2006 was $6.30 per thousand cubic feet (Mcf), compared with $6.40 per Mcf for the same period in 2005. Oil, condensate, and natural gas liquids (NGL) realized prices (before transportation costs) were $60.81 per barrel in third quarter 2006, up 20 percent from the same period in 2005.

Total per-unit cash costs increased to an average of $1.95 per Mcfe in the third quarter 2006, compared with $1.74 per Mcfe for the same 2005 period, primarily due to an increase in lease operating costs in the Onshore region related to the Medicine Bow acquisition and in the Gulf of Mexico region related to hurricane repairs not recovered by insurance. El Paso expects full-year 2006 per-unit cash costs to be $1.82 to $1.87 per Mcfe.

	Three Months Ended
Exploration and Production Results	September 30,
($ in millions)	2006	2005
EBIT	$141	$169
DD&A	$163	$153

Average consolidated daily sales volumes
Natural gas sales volumes (MMcf/d)	617	601
Oil, condensate, and NGL sales volumes (MBbls/d)	21	22
Total equivalent average daily sales volumes (MMcfe/d)	744	736

Four Star equity average daily sales volumes[1]
Natural gas sales volumes (MMcf/d)	48	17
Oil, condensate, and NGL sales volumes (MBbls/d)	3	1
Total equivalent average daily sales volumes (MMcfe/d)	66	23

Weighted average realized prices, including hedges[2,3]
Natural gas ($/Mcf)	$6.30	$6.40
Oil, condensate, and NGL ($/Bbl)	$60.81	$50.77

Transportation cost
Natural gas ($/Mcf)	$0.23	$0.18
Oil, condensate, and NGL ($/Bbl)	$0.71	$0.60

Per-unit costs ($/Mcfe)[3]
Unit of production depletion costs	$2.27	$2.11
Cash costs[4]	$1.95	$1.74

Total costs	$4.22	$3.85

[1]	Four Star is an equity investment acquired in the Medicine Bow transaction. Amounts disclosed represent the company’s proportionate share in Four Star.

[2]	Prices are stated before transportation costs.

[3]	Price and costs per unit do not include the company’s proportionate share of Four Star volumes, revenue, or cost.

[4]	Includes lease operating costs, production-related taxes, G&A expenses, and other taxes.

Other Operations
Marketing and Trading
The Marketing and Trading segment reported an EBIT loss of $108 million for the three months ended September 30, 2006, compared with a loss of $398 million for the same period in 2005. Third quarter 2006 results were primarily driven by a non-cash, MTM loss on natural gas supply agreements with MCV as a result of the sale of the company’s interest in the facility. The loss on the contracts with MCV of approximately $133 million represents the cumulative MTM loss not previously recognized on these contracts due to their affiliated nature. The loss was partially offset by the previously mentioned $48-million, non-cash, MTM gain on derivatives intended to manage the price risk of natural gas and oil production, net of third quarter settlements. Third quarter 2005 results were significantly impacted by a $382-million MTM loss on production-related natural gas and oil derivative contracts, net of third quarter settlements, partially offset by a $45-million MTM gain on the Cordova tolling agreement.
Power
The Power segment reported EBIT of $38 million for the three months ended September 30, 2006, compared with a loss of $46 million for the same period in 2005. Third quarter 2006 results for the Power segment were primarily attributable to earnings from the company’s Brazilian investments, a $13-million gain on the sale of the company’s interest in the MCV power facility, and a $12-million gain on the sale of a portion of the company’s interests in Intercontinental Exchange. Third quarter 2005 results were negatively impacted by a $159-million loss associated with the company’s investment in the MCV power facility and were positively impacted by a $109-million gain on the sale of the company’s interest in a power plant in Korea.

Field Services
El Paso completed its exit from the midstream business in 2005 and no longer reports a Field Services segment.
Corporate
Corporate reported an EBIT loss of $17 million during the third quarter of 2006, compared with an EBIT loss of $67 million in 2005. Third quarter 2006 results were impacted by higher losses on the early extinguishment of debt primarily related to the refinancing of El Paso’s credit facility compared to the same period in 2005 offset by a decrease in litigation, environmental, and other charges.

Other Operations Results	Three Months Ended
($ in millions)	September 30,
	2006	2005
Marketing and Trading
EBIT	$(108)	$(398)
DD&A	$1	$1

Power
EBIT	$38	$(46)
DD&A	$—	$1

Corporate
EBIT	$(17)	$(67)
DD&A	$4	$6
Detailed operating statistics for each of El Paso’s businesses will be posted at www.elpaso.com in the Investors section.
Webcast Information
El Paso Corporation has scheduled a live webcast of its third quarter 2006 results on November 6, 2006 beginning at 10 a.m. Eastern Time, 9 a.m. Central Time, which may be accessed online through El Paso’s Web site at www.elpaso.com in the Investors section. During the webcast, management will refer to slides that will be posted on the Web site. The slides will be available one hour before the webcast and can be accessed in the Investors section. A limited number of telephone lines will also be available to participants by dialing (973) 582-2710 ten minutes prior to the start of the webcast.

A replay of the webcast will be available online through the company’s Web site in the Investors section. A telephone audio replay will be also available through November 13, 2006 by dialing (973) 341-3080 (access code 8018931). If you have any questions regarding this procedure, please contact Margie Fox at (713) 420-2903.
Disclosure of Non-GAAP Financial Measures
The SEC’s Regulation G applies to any public disclosure or release of material information that includes a non-GAAP financial measure. In the event of such a disclosure or release, Regulation G requires (i) the presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and (ii) a reconciliation of the differences between the non-GAAP financial measure presented and the most directly comparable financial measure calculated and presented in accordance with GAAP. The required presentations and reconciliations are attached. Additional detail regarding non-GAAP financial measures can be reviewed in El Paso’s full operating statistics, which will be posted at www.elpaso.com in the Investors section.
El Paso uses the non-GAAP financial measure “earnings before interest expense and income taxes” or “EBIT” to assess the operating results and effectiveness of the company and its business segments. The company defines EBIT as net income (loss) adjusted for (i) items that do not impact its income (loss) from continuing operations, such as extraordinary items, discontinued operations, and the impact of accounting changes; (ii) income taxes; (iii) interest and debt expense; and (iv) distributions on preferred interests of consolidated subsidiaries. The company excludes interest and debt expense and distributions on preferred interests of consolidated subsidiaries so that investors may evaluate the company’s operating results without regard to its financing methods or capital structure. El Paso’s business operations consist of both consolidated businesses as well as substantial investments in unconsolidated affiliates. As a result, the company believes that EBIT, which includes the results of both these consolidated and unconsolidated operations, is useful to its investors because it allows them to evaluate more effectively the performance of all of El Paso’s businesses and investments. Per-unit total cash costs equal total operating expenses less DD&A and other non-cash charges divided by total consolidated production. It is a valuable measure of operating efficiency.
El Paso believes that the non-GAAP financial measures described above are also useful to investors because these measurements are used by many companies in the industry as a measurement of operating and financial performance and are commonly employed by financial analysts and others to evaluate the operating and financial performance of the company and its business segments and to compare the operating and financial performance of the company and its business segments with the performance of other companies within the industry.
These non-GAAP financial measures may not be comparable to similarly titled measurements used by other companies and should not be used as a substitute for net income, earnings per share or other GAAP operating measurements.

El Paso Corporation provides natural gas and related energy products in a safe, efficient, dependable manner. The company owns North America’s largest natural gas pipeline system and one of North America’s largest independent natural gas producers. For more information, visit www.elpaso.com.
Cautionary Statement Regarding Forward-Looking Statements

This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, changes in unaudited and/or unreviewed financial information; El Paso’s ability to implement and achieve the company’s objectives in the 2006 plan, including achieving debt-reduction, earnings and cash flow targets; the effects of any changes in accounting rules and guidance; El Paso’s ability to meet production volume targets in El Paso’s Exploration and Production segment despite delays in resuming production shut-in due to hurricanes Rita and Katrina; and other production delays; uncertainties and potential consequences associated with the outcome of governmental investigations, including, without limitation, those related to the reserve revisions and natural gas hedge transactions; the outcome of litigation, the company’s ability to comply with the covenants in the company’s various financing documents; ability to obtain necessary governmental approvals for proposed pipeline projects and ability to successfully construct and operate such projects; the risks associated with recontracting of transportation commitments by the company’s pipelines; regulatory uncertainties associated with pipeline rate cases; actions by the credit rating agencies; ability to successfully exit the energy trading business; ability to close announced asset sales on a timely basis; changes in commodity prices for oil, natural gas, and power and relevant basis spreads; inability to realize anticipated synergies and cost savings associated with restructurings and divestitures on a timely basis; general economic and weather conditions in geographic regions or markets served by the company and its affiliates, or where operations of the company and its affiliates are located; the uncertainties associated with governmental regulation; political and currency risks associated with international operations of the company and its affiliates; competition; and other factors described in the company’s (and its affiliates’) Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.
Contacts
Investor and Public Relations
Bruce L. Connery, Vice President
Office: (713) 420-5855
Media Relations
Bill Baerg, Manager
Office: (713) 420-2906